REVOLVING CREDIT AGREEMENT

Dated as of [__________], 2006

among

GENESIS FUNDING LIMITED

as Borrower

PK AIRFINANCE US, INC.

as Liquidity Facility Provider

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Cash Manager

Relating to

Genesis Funding Limited

Class G-1 Notes

i

Annex I	-	Facility Advance Notice of Borrowing
Annex II	-	Budgeted Cash Shortfall Advance Notice of Borrowing
Annex III	-	Non-Extension Advance Notice of Borrowing
Annex IV	-	Downgrade Advance Notice of Borrowing
Annex V	-	Final Advance Notice of Borrowing
Annex VI	-	Notice of Termination

ii

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT dated as of [__________], 2006, is made by and among GENESIS FUNDING LIMITED, a Bermuda exempted company (the “Borrower”), PK AIRFINANCE US, INC., a Delaware corporation (the “Liquidity Facility Provider”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Cash Manager (the “Cash Manager”).

W I T N E S S E T H:

WHEREAS, pursuant to the Trust Indenture (such term and other capitalized terms used herein without definition being defined as provided in Article I), the Borrower is issuing the Class G-1 Notes; and

WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class G-1 Notes in accordance with their terms, certain senior hedge payments and certain other accrued expenses (as specified herein and in the Trust Indenture), has requested the Liquidity Facility Provider to enter into this Agreement, providing in part for the Cash Manager on behalf of the Borrower to request in specified circumstances that Advances be made hereunder;

WHEREAS, General Electric Capital Corporation, a Delaware corporation and an affiliate of the Liquidity Facility Provider (the “Liquidity Guarantor”) has entered into a guaranty, providing for the full and unconditional guaranty of the initial Liquidity Facility Provider’s obligations under this Agreement (the “Liquidity Guaranty”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

(a) The definitions stated herein apply equally to both the singular and the plural forms of the terms defined.

(b) All references in this Agreement to designated “Articles”, “Sections”, “Annexes” and other subdivisions are to the designated Article, Section, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Annex or other subdivision.

(d) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, it shall be deemed to be followed by the phrase “without limitation”.

(e) For the purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

“Advance” means a Facility Advance, a Budgeted Cash Shortfall Advance, a Downgrade Advance, a Non-Extension Advance or a Final Advance, as the case may be.

“Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Applicable Liquidity Facility Rate” has the meaning specified in Section 3.07(g).

“Applicable Margin” means [1.20]% per annum.

“Applied Downgrade Advance” has the meaning specified in Section 2.06(a).

“Applied Non-Extension Advance” has the meaning specified in Section 2.06(a).

“Applied Provider Advance” means an Applied Downgrade Advance or an Applied Non-Extension Advance.

“Available Amount” means, subject to the proviso contained in the last sentence of Section 2.02(a)(i), at any time of determination, (a) the Maximum Facility Commitment at such time less (b) the aggregate amount of each Facility Advance outstanding at such time; provided that following a Downgrade Advance, Final Advance or Non-Extension Advance, the Available Amount shall be zero.

“Available Budgeted Cash Amount” means, subject to the proviso contained in the last sentence of Section 2.02(a)(ii), at any time of determination, (a) an amount equal to the Maximum Budgeted Cash Commitment less (b) the aggregate amount of each Budgeted Cash Shortfall Advance outstanding at such time; provided that (i) upon the occurrence of the Budgeted Cash Termination Date or (ii) following a Downgrade Advance, Final Advance or a Non-Extension Advance, the Available Budgeted Cash Amount shall be zero.

“Borrower” has the meaning specified in the preamble hereof.

“Borrowing” means the making of Advances requested by delivery of a Notice of Borrowing.

“Budgeted Cash Shortfall Advance” means an Advance made pursuant to Section 2.02(a)(ii).

“Budgeted Cash Termination Date” means [__________], 2009.

“Covered Taxes” means any Taxes imposed by any country or any political subdivision or taxing authority thereof or therein required by law to be deducted or withheld from any amounts payable to the Liquidity Facility Provider under this Agreement other than (i) any Tax imposed by [__________] and, if different, the jurisdiction in which the Lending Office of the Liquidity Facility Provider is located or any political subdivision or taxing authority of or in the [__________] or any such other jurisdiction or therein that is based on, or measured by net or gross income, capital or net-worth, or that is a franchise, doing business or similar Tax, (ii) any Tax imposed, levied, withheld or assessed as a result of any connection between the Liquidity Facility Provider and the jurisdiction of the taxing authority imposing such Tax, other than a connection arising solely from the Liquidity Facility Provider’s having executed, delivered, performed its obligations or received a payment under, or enforced, any Related Document, (iii) any Tax attributable to the inaccuracy in or breach by the Liquidity Facility Provider of any of its representations, warranties or covenants contained in any Related Document to which it is a party or the inaccuracy of any form or document furnished pursuant thereto, or (iv) any Tax arising as a result of a change in the Lending Office without the prior written consent of the Borrower (such consent not to be unreasonably withheld).

“Disbursements” means liabilities, losses, damages, costs and expenses (including, without limitation, reasonable fees and disbursements of legal counsel), provided that Disbursements shall not include any Taxes other than sales, use and V.A.T. taxes imposed on fees and expenses payable pursuant to Section 7.07.

“Dollars” means the lawful currency of the United States.

“Downgrade Advance” means an Advance made pursuant to Section 2.02(c).

“Downgrade Event” means:

(A) in the case of the initial Liquidity Facility Provider, (i) a downgrading of the Liquidity Guarantor’s short-term or long-term (as the case may be) issuer credit rating or short-term or long-term (as the case may be) unsecured debt rating, issued by either Rating Agency below the applicable Threshold Rating or (ii) the Liquidity Guaranty (so long as the initial Liquidity Facility Provider has not been replaced pursuant to an assignment or Replacement Liquidity Facility permitted hereunder) ceasing to be in full force and effect or becoming invalid or unenforceable or the Liquidity Guarantor denying its liability thereunder, unless, in the case of either clause (i) or (ii), a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained to the effect that such event or condition shall not constitute a Downgrade Event, or

(B) in the case of any assignee or successor Liquidity Facility Provider (including any provider of a Replacement Liquidity Facility), a downgrading of such provider’s short-term or long-term (as the case may be) issuer credit rating or short-term or long-term (as the case may be) unsecured debt rating, issued by either Rating Agency below the applicable Threshold Rating, or, if such provider qualifies as an Eligible Provider based upon its obligations under the Initial Liquidity Facility being guaranteed by an Affiliate who meets the applicable Threshold Rating requirements, then a Downgrade Event with respect to such provider shall mean (i) a downgrading of such Affiliate’s short-term or long-term (as the case may be) issuer credit rating or short-term or long-term (as the case may be) unsecured debt rating, issued by either Rating Agency below the applicable Threshold Rating, or (ii) such Affiliate’s guarantee (so long as such successor Liquidity Facility Provider has not been replaced pursuant to an assignment or Replacement Liquidity Facility permitted hereunder) ceasing to be in full force and effect or becoming invalid or unenforceable or such Affiliate denying its liability thereunder, unless, in the case of either clause (i) or (ii), a Rating Agency Confirmation and the prior written consent of the Policy Provider shall have been obtained to the effect that such event or condition shall not constitute a Downgrade Event.

“Downgraded Facility” means the facility provided for in this Agreement so long as a Downgrade Event shall have occurred and be continuing.

“Effective Date” has the meaning specified in Section 4.01. The delivery of the certificate of the Liquidity Facility Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

“Expiry Date” means [__________], 2007, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10.

“Extension Request” means a written request, from a Responsible Officer of the Cash Manager on behalf of the Borrower, to the Liquidity Facility Provider requesting that the Liquidity Facility Provider extend the Expiry Date.

“Facility Advance” means an Advance made pursuant to Section 2.02(a)(i).

“Fee Letter” means the fee letter dated as of the date hereof among the Liquidity Facility Provider and the Borrower with respect to the Liquidity Facility.

“Final Advance” means an Advance made pursuant to Section 2.02(d).

“Final Repayment Date” means the date that is 15 days after the Final Maturity Date of the Class G-1 Notes.

“Increased Cost” has the meaning specified in Section 3.01.

“Interest Period” means, with respect to any LIBOR Advance, each of the following periods:

(i) the period beginning on the third London Banking Day following either (A) the Liquidity Facility Provider’s receipt of the Notice of Borrowing for such LIBOR Advance or (B) the date of the withdrawal of funds from the Liquidity Facility Collateral Account for the purpose of paying part or all of any Shortfall as contemplated by Section 2.06(a) hereof and, in each case, ending on the next Payment Date (or if such Payment Date is not a London Banking Day, the next succeeding London Banking Day); and

(ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Payment Date (or if such Payment Date is not a London Banking Day, the next succeeding London Banking Day);

provided, however, that if (x) the Final Advance shall have been made pursuant to Section 2.02(d), (y) other outstanding Advances shall have been converted into the Final Advance pursuant to Section 6.01 or (z) any Budgeted Cash Shortfall Advances shall remain outstanding after the Budgeted Cash Termination Date, then the Interest Periods for such Advances shall be successive periods of one month beginning on the third London Banking Day following the Liquidity Facility Provider’s receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above), the Payment Date following such conversion (in the case of clause (y) above) or the Budgeted Cash Termination Date (in the case of clause (z) above), each such one month period to be subject to the “following business day” methodology set forth in clause (ii) above.

“Lending Office” means the lending office of the Liquidity Facility Provider presently located at [__________] or such other lending office as the Liquidity Facility Provider from time to time shall notify the Cash Manager as its lending office hereunder; provided that unless the Liquidity Facility Provider changes the lending office subsequent to any Tax being imposed by [__________] or any political subdivision or taxing authority thereof or therein, the Liquidity Facility Provider shall not change its Lending Office without the prior written consent of the Borrower (such consent not to be unreasonably withheld).

“LIBOR Advance” means an Advance bearing interest at a rate based upon the LIBOR Rate.

“LIBOR Rate” means, with respect to any Interest Period, (a) the interest rate per annum equal to the rate per annum at which deposits in Dollars are offered in the London interbank market as shown on Page 3750 of the Telerate Systems Incorporated screen service (or such other page as may replace Telerate Page 3750), or if such service is not available, Page LIBO of the Reuters Money Service Monitor System (or such other page as may replace Reuters Page LIBO) at approximately 11:00 a.m. (London time) on the day that is two London Banking Days prior to the first day of such Interest Period, for a period comparable to such Interest Period, or (b) if no such rate is published on either such service or if neither of such services is then available, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/100th of 1%) of the rates at which deposits in Dollars are offered by the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (London time) on the day that is two London Banking Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Advance to be outstanding during such Interest Period, or (c) if none of the Reference Banks is quoting a rate for deposits in Dollars in the London interbank market for such a period and amount, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/100th of 1%) of the rates at which deposits in Dollars are offered by the principal New York offices of the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars in the New York interbank market for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (New York time) on the day that is two London Banking Days prior to the first day of such Interest Period to prime banks in the New York interbank market for a period comparable to such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Advance to be outstanding during such Interest Period, or (d) if none of the principal New York offices of the Reference Banks is quoting a rate for deposits in Dollars in the New York interbank market for the applicable period and amount, rate quoted by the Liquidity Facility Provider.

“Liquidity Facility” means the financial accommodation made available by the Liquidity Facility Provider to the Borrower pursuant to the terms of this Agreement.

“Liquidity Facility Advance” means a Facility Advance or a Budgeted Cash Shortfall Advance.

“Liquidity Facility Collateral Account” means (a) the Initial Liquidity Payment Account when the term is used in connection with a Facility Advance, and (b) the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account, as applicable, when the term is used in connection with a Downgrade Advance, Non-Extension Advance or a Final Advance.

“Liquidity Facility Event of Default” means the serving of a Default Notice to the Borrower following the occurrence of an Event of Default under the Trust Indenture.

“Liquidity Facility Indemnitee” means (i) the Liquidity Facility Provider, (ii) the Liquidity Guarantor, (iii) the directors, officers, employees and agents of the Liquidity Provider and Liquidity Guarantor, and (iv) the successors and permitted assigns of the persons described in clauses (i) through (iii), inclusive.

“Liquidity Facility Interest Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times (except pursuant to Section 3.07(e)) be equal to the LIBOR Rate plus the Applicable Margin.

“Liquidity Facility Non-Use Fee” means a fee (payable on each Payment Date) by the Borrower to the Liquidity Facility Provider amounting to [0.60]% per annum on the daily sum of the Available Amount and the Available Budgeted Cash Amount, and after the Liquidity Facility Provider makes a Provider Advance, on the Unapplied Provider Advance.

“Liquidity Facility Provider” has the meaning specified in the introductory paragraph to this Agreement.

“Liquidity Guaranty” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Liquidity Guarantor” has the meaning assigned to such term in the preliminary statements of this Agreement.

“London Banking Day” means any day on which commercial banks are open for general business in London, England.

“Maximum Budgeted Cash Commitment” means $15,000,000.

“Maximum Commitment” means the sum of the Maximum Facility Commitment and the Maximum Budgeted Cash Commitment.

“Maximum Facility Commitment” means $60,000,000.

“Non-Extension Advance” means an Advance made pursuant to Section 2.02(b).

“Notice of Borrowing” has the meaning specified in Section 2.02(e).

“Offering Memorandum” means the Offering Memorandum dated [__________], 2006 relating to the Notes, as such Offering Memorandum may be amended or supplemented.

“Participation” has the meaning specified in Section 7.08(b).

Permitted Participant” means any Person that is a financial institution that (x) is engaged in the active conduct of a banking business in the jurisdiction of its organization and (y) is a Qualifying Lender as of the date such Person becomes a participant and agrees to notify the Borrower in the event such Person fails to be a Qualifying Lender.

“Provider Advance” means a Downgrade Advance or a Non-Extension Advance.

“Qualifying Lender” means a Person (a) that is an entity qualifying as a body corporate; (b) that, by virtue of the law of a relevant territory, is resident for the purposes of tax in that relevant territory (a relevant territory for this purpose means (i) a member state of the European Community (other than Ireland) or (ii) a territory which has concluded a double-tax treaty with Ireland which has force of law in Ireland and such relevant territory); and (c) to which the interest payments under this Agreement are not made in connection with a trade or business carried on by such lender through a branch or agency in Ireland.

“Reference Banks” means [__________] and such other or additional banking institutions as may be designated from time to time by mutual agreement of the Borrower and the Liquidity Facility Provider.

“Regulatory Change” means the enactment, adoption or promulgation, after the date of this Agreement, of any law or regulation by a United States federal or state government or by any government having jurisdiction over the Liquidity Facility Provider, or any change, after the date of this Agreement, in any such law or regulation, or in the interpretation thereof by any governmental authority, central bank or comparable agency of the United States or any government having jurisdiction over the Liquidity Facility Provider charged with responsibility for the administration or application thereof, that shall impose, modify or deem applicable for the compliance by the Liquidity Facility Provider (or its head office) with any applicable direction or requirement (whether or not having the force of law) of any central bank or competent governmental or other authority with respect to: (a) any reserve, special deposit or similar requirement against extensions of credit or other assets of, or deposits with or other liabilities of, the Liquidity Facility Provider including, or by reason of, the Advances or (b) any capital adequacy requirement requiring the maintenance by the Liquidity Facility Provider of additional capital in respect of any Advances or the Liquidity Facility Provider’s obligation to make any such Advances.

“Replenishment Amount” has the meaning specified in Section 2.06(b).

“Shortfall” means, any of a Liquidity Facility Interest Class G Shortfall, Required Expenses Shortfall, Senior Hedge Payments Shortfall or Budgeted Cash Shortfall.

“Termination Date” means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Cash Manager (acting at the written direction of the Borrower) delivers to the Liquidity Facility Provider a certificate, signed by a Responsible Officer of the Cash Manager, certifying that (x) all of the Class G-1 Notes have been paid in full (or provision has been made for such payment in accordance with the Trust Indenture), (y) the Trust Indenture has been terminated with respect to all of the Class G-1 Notes issued thereunder as contemplated by Section 11.01(a) of the Trust Indenture or (z) the Class G-1 Notes are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Cash Manager (acting at the written direction of the Borrower) delivers to the Liquidity Facility Provider a certificate, signed by a Responsible Officer of the Cash Manager, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.14(e) of the Trust Indenture; (iv) at the close of business on the fifth Business Day following the receipt by the Cash Manager of a Termination Notice from the Liquidity Facility Provider pursuant to Section 6.01; (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder; and (vi) the Final Repayment Date.

“Termination Notice” means the Notice of Termination substantially in the form of Annex VI to this Agreement.

“Trust Indenture” means the Trust Indenture, dated as of the date hereof, among the Borrower, the Trustee, the Cash Manager, the Liquidity Facility Provider and the Policy Provider, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Unapplied Downgrade Advance” means any portion of a Downgrade Advance which is not an Applied Downgrade Advance.

“Unapplied Non-Extension Advance” means any portion of a Non-Extension Advance which is not an Applied Non-Extension Advance.

“Unapplied Provider Advance” means any Provider Advance other than an Applied Provider Advance.

“United States” means the United States of America.

“Unpaid Advance” has the meaning specified in Section 2.05(a).

“Unpaid Budgeted Cash Advance” has the meaning specified in Section 2.05(b).

For the purposes of this Agreement, the following terms shall have the respective meanings specified in the Trust Indenture, as in effect on the date hereof (unless amended with the consent of the Liquidity Facility Provider, if applicable):

“Acceleration”, “Account”, “Applicable Law”, “Budgeted Cash Account”, “Budgeted Cash Reserve Account”, “Budgeted Cash Shortfall”, “Business Day”, “Calculation Date”, “Cash

Management Agreement”, “Cash Manager”, “Class G-1 Notes”, “Closing Date”, “Collections Account”, “Default Notice”, “DSCR Failure”, “Event of Default”, “Eligible Provider”, “Final Maturity Date”, “Initial Closing Date”, “Initial Liquidity Payment Account”, “Initial Purchasers”, “Insolvency Proceeding”, “Investment Earnings”, “Liquidity Facility Interest Class G Shortfall”, “Liquidity Facility Reserve Account”, “Non-Extended Facility”, “Notes”, “Note Purchase Agreement”, “Operating Bank”, “Payment Date”, “Permitted Account Investments”, “Person”, “Policy”, “Policy Provider”, “Rating Agency”, “Rating Agency Confirmation”, “Redemption Premium”, “Related Documents”, “Replacement Liquidity Facility”, “Required Expenses Shortfall”, “Responsible Officer”, “Securities Act”, “Security Trust Agreement”, “Security Trustee”, “Senior Hedge Payments Shortfall”, “Taxes”, “Threshold Rating”, “TIA” and “Trustee”.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01. The Advances. The Liquidity Facility Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances in accordance with Section 3.14 of the Trust Indenture from time to time on any Business Day during the period from the Effective Date until (a) in the case of Budgeted Cash Shortfall Advances, 12:00 noon (New York time) on the earlier of (x) the Budgeted Cash Termination Date and (y) the Expiry Date and (b) in the case of all other Advances, 12:00 noon (New York time) on the Expiry Date (unless, in either case, the obligations of the Liquidity Facility Provider shall be earlier terminated in accordance with the terms of Section 2.04) in an aggregate amount at any time outstanding (a) in the case of Budgeted Cash Shortfall Advances, not to exceed the Maximum Budgeted Cash Commitment, (b) in the case of Facility Advances, not to exceed the Maximum Facility Commitment and (c) in the case of all Advances in the aggregate, not to exceed the Maximum Commitment.

Section 2.02. Making of Advances(a) Each Liquidity Facility Advance shall be made by the Liquidity Facility Provider, in accordance with the provisions of Section 3.14(a) of the Trust Indenture, upon delivery to the Liquidity Facility Provider of a written and completed Notice of Borrowing in substantially the form of Annex I, in the case of a Facility Advance, or Annex II, in the case of a Budgeted Cash Shortfall Advance, signed by a Responsible Officer of the Cash Manager, subject to the following terms and conditions:

(i) The Liquidity Facility Provider will make a Facility Advance only if there is (A) a Liquidity Facility Interest Class G Shortfall, (B) a Required Expenses Shortfall, or (C) a Senior Hedge Payments Shortfall on such Payment Date, in each case after giving effect to any withdrawals and transfers and as determined in accordance with the applicable provisions of the Indenture. The amount of the Facility Advance will be the lesser of such Shortfall and the Available Amount at such time. Each Facility Advance shall be deposited in the Liquidity Facility Collateral Account. The Liquidity Facility Provider shall not be obligated to make Facility Advances after the Termination Date. Each Facility Advance made hereunder shall automatically reduce the Available Amount and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Facility Advance (subject to reinstatement as provided in the next sentence). Subject to the provisions of Section 3.14(g) of the Trust Indenture, upon repayment to the Liquidity Facility Provider in full or in part of the amount of any Facility Advance made pursuant to this Section 2.02(a)(i), together with accrued interest thereon (as provided herein), the Available Amount shall be reinstated by an amount equal to the amount of such Facility Advance so repaid, but not to exceed the Maximum Facility Commitment; provided, however, that the Available Amount shall not be so reinstated at any time if (x) a Liquidity Facility Event of Default shall have occurred and be continuing or (y) a Downgrade Advance, a Non-Extension Advance or a Final Advance shall have occurred.

(ii) The Liquidity Facility Provider will make a Budgeted Cash Shortfall Advance only if there is a Budgeted Cash Shortfall on such Payment Date after giving effect to any withdrawals and transfers and as determined in accordance with the applicable provisions of the Indenture. The amount of the Budgeted Cash Shortfall Advance will be the lesser of such Shortfall and the Available Budgeted Cash Amount at such time. Each Budgeted Cash Shortfall Advance shall be deposited in the Budgeted Cash Account. The Liquidity Facility Provider shall not be obligated to make Budgeted Cash Shortfall Advances after the earlier of (x) the Budgeted Cash Termination Date and (y) the Termination Date. Each Budgeted Cash Shortfall Advance made hereunder shall automatically reduce the Available Budgeted Cash Shortfall Amount and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Budgeted Cash Shortfall Advance (subject to reinstatement as provided in the next sentence). Subject to the provisions of Section 3.14(g) of the Trust Indenture, upon repayment to the Liquidity Facility Provider in full or in part of the amount of any Budgeted Cash Shortfall Advance made pursuant to this Section 2.02(a)(ii), together with accrued interest thereon (as provided herein), the Available Budgeted Cash Amount shall be reinstated by an amount equal to the amount of such Budgeted Cash Shortfall Advance so repaid, but not to exceed the Maximum Budgeted Cash Commitment; provided, however, that the Available Budgeted Cash Amount shall not be so reinstated at any time (x) if a Liquidity Facility Event of Default shall have occurred and be continuing, (y) if a Downgrade Advance, a Non-Extension Advance or a Final Advance shall have occurred or (z) on or after the Budgeted Cash Termination Date.

(b) Subject to Section 2.10, a Non-Extension Advance shall be made by the Liquidity Facility Provider if the Liquidity Facility Provider does not accept the Extension Request as provided under Section 2.10 (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Cash Manager as contemplated, and within the time period specified, by Section 2.10), in accordance with the provisions of Section 3.14(d) of the Trust Indenture, upon delivery to the Liquidity Facility Provider of a written and completed Notice of Borrowing in substantially the form of Annex III, signed by a Responsible Officer of the Cash Manager. The amount of the Non-Extension Advance shall be equal to the Available Amount (plus, if the delivery of such Notice of Borrowing occurs on or prior to the second anniversary of the Initial Closing Date, the Available Budgeted Cash Amount) at the time of delivery, and shall be used to fund the Liquidity Facility Collateral Account in accordance with Sections 3.14(d) and 3.14(f) of the Trust Indenture.

(c) Upon the occurrence of a Downgrade Event (a) the Liquidity Facility Provider must comply with the requirement to provide a notice of such occurrence as provided in the Trust Indenture and (b) the Cash Manager may request (in writing) that the Liquidity Facility be replaced by a Replacement Liquidity Facility. Following the occurrence of a Downgrade Event, if the Liquidity Facility is not so replaced with a Replacement Liquidity Facility within 10 days after such request (or if such 10th day is not a Business Day, on the next succeeding Business Day), a Downgrade Advance shall be made by the Liquidity Facility Provider, in accordance with the provisions of Section 3.14(c) of the Trust Indenture, upon delivery to the Liquidity Facility Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV, signed by a Responsible Officer of the Cash Manager, in an amount equal to the Available Amount (plus, if the delivery of such Notice of Borrowing occurs prior to the Budgeted Cash Termination Date, the Available Budgeted Cash Amount) at the time of delivery, and shall be used to fund the Liquidity Facility Collateral Account in accordance with Sections 3.14(c) and 3.14(f) of the Trust Indenture.

(d) If the Termination Date has not occurred, a Final Advance shall be made by the Liquidity Facility Provider following the receipt by the Cash Manager of a Termination Notice from the Liquidity Facility Provider pursuant to Section 6.01, in accordance with the provisions of Section 3.14(i) of the Trust Indenture, upon delivery to the Liquidity Facility Provider of a written and completed Notice of Borrowing in substantially the form of Annex V, signed by a Responsible Officer of the Cash Manager, in an amount equal to the Available Amount (plus, if the delivery of such Notice of Borrowing occurs prior to the Budgeted Cash Termination Date, the Available Budgeted Cash Amount) at the time of delivery, and shall be used to fund the Liquidity Facility Collateral Account (in accordance with Sections 3.14(i) and 3.14(f) of the Trust Indenture).

(e) Each Borrowing shall be made by notice in writing (a “Notice of Borrowing”) in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given to the Liquidity Facility Provider by the Cash Manager on behalf of the Borrower, at least 3 Business Days prior to the day on which the Borrowing is to be made available to the Cash Manager. If a Notice of Borrowing is delivered by the Cash Manager in respect of any Borrowing no later than 5:00 p.m. (New York time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Facility Provider shall make available to the Cash Manager, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 12:00 noon (New York time) on the third Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Cash Manager in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Cash Manager in respect of any Borrowing after 5:00 p.m. (New York time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Facility Provider shall make available to the Cash Manager, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 12:00 noon (New York time) on the fourth Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Cash Manager in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Cash Manager in accordance with such wire transfer instructions as the Cash Manager shall furnish from time to time to the Liquidity Facility

Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Cash Manager. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Liquidity Facility Provider at the address specified in Section 7.02 hereof. In the event the Liquidity Facility Provider fails to make available to the Cash Manager the amount of any such Borrowing prior to the time specified above on the due date specified above, the Cash Manager shall, prior to 2:00 p.m. (New York time) on such due date, make a demand on the Liquidity Guarantor under the Liquidity Guarantee for payment of the amount of such Borrowing, which payment shall be due and payable by 5:00 p.m. (New York time) on the next succeeding Business Day.

(f) Upon the making of any Advance in accordance with the Cash Manager’s payment instructions requested pursuant to a Notice of Borrowing before 5:00 p.m. (New York time) on the third Business Day after the date of receipt of the Notice of Borrowing in accordance with Section 2.02(e), the Liquidity Facility Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Facility Provider shall not thereafter be obligated to make any further Advances available hereunder in respect of such Notice of Borrowing to the Cash Manager or to any other Person. Following the making of any Advance pursuant to Section 2.02(b), 2.02(c) or 2.02(d) to fund the Liquidity Facility Collateral Account, the Liquidity Facility Provider shall have no interest in or rights to the Liquidity Facility Collateral Account, such Advance or any other amounts from time to time on deposit in the Liquidity Facility Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Cash Manager to make the distributions contemplated by Section 3.14(f) of the Trust Indenture on behalf of the Borrower, and provided further, that the foregoing shall not affect or impair the rights of the Liquidity Facility Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account to the extent provided in Section 3.02 of the Trust Indenture. By paying to the Cash Manager proceeds of Advances requested by the Cash Manager in accordance with the provisions of this Agreement, the Liquidity Facility Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

Section 2.03. Fees. The Borrower agrees to pay to the Liquidity Facility Provider the fees set forth in the Fee Letter.

Section 2.04. Termination of the Maximum Commitment. Upon the making of a Downgrade Advance, a Non-Extension Advance or a Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Facility Provider to make further Advances hereunder with respect to the Maximum Facility Commitment shall automatically and irrevocably terminate, and the Cash Manager (on behalf of the Borrower) shall not be entitled to request any further Borrowing hereunder with respect to the Maximum Facility Commitment. Upon the making of a Downgrade Advance, a Non-Extension Advance or a Final Advance hereunder or the occurrence of the Budgeted Cash Termination Date or the Termination Date, the obligation of the Liquidity Facility Provider to make further Advances hereunder with respect to the Maximum Budgeted Cash Commitment shall automatically and irrevocably terminate, and the Cash Manager (on behalf of the Borrower) shall not be entitled to request any further Borrowing hereunder with respect to the Maximum Budgeted Cash Commitment.

Section 2.05. Repayments of Liquidity Facility Advances or the Final Advance

(a) Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Facility Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Facility Provider (i) on each Payment Date, an amount equal to the amount of a Facility Advance or the Final Advance (any such Facility Advance or the Final Advance, until repaid, is referred to herein as an “Unpaid Advance”), plus (ii) interest on the amount of each such Unpaid Advance in the amounts and on the dates determined as provided in Section 3.07; provided that if (A) the Liquidity Facility Provider shall make a Provider Advance at any time after making one or more Facility Advances which shall not have been repaid in accordance with this Section 2.05 or (B) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Facility Advances have reduced the Available Amount to zero, then such Facility Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Facility Advance is required to be repaid to the Liquidity Facility Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The Borrower and the Liquidity Facility Provider agree that the repayment in full of each Facility Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Facility Provider. For the avoidance of doubt, interest payable on a Facility Advance or the Final Advance shall not be regarded as overdue unless such interest is not paid when due under Section 3.07.

(b) Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Facility Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Facility Provider (i) on each Payment Date, an amount equal to the amount of a Budgeted Cash Shortfall Advance (any such Budgeted Cash Shortfall Advance, until repaid, is referred to herein as an “Unpaid Budgeted Cash Advance”), plus (ii) interest on the amount of each such Unpaid Budgeted Cash Advance in the amounts and on the dates determined as provided in Section 3.07; provided that if (A) the Liquidity Facility Provider shall make a Provider Advance at any time after making one or more Budgeted Cash Shortfall Advances which shall not have been repaid in accordance with this Section 2.05 or (B) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Budgeted Cash Shortfall Advances have reduced the Available Budgeted Cash Amount to zero, then such Budgeted Cash Shortfall Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Budgeted Cash Shortfall Advance is required to be repaid to the Liquidity Facility Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The Borrower and the Liquidity Facility Provider agree that the repayment in full of each Budgeted Cash Shortfall Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Facility Provider. For the avoidance of doubt, interest payable on a Budgeted Cash Shortfall Advance shall not be regarded as overdue unless such interest is not paid when due under Section 3.07. In the event that the principal amount of any Budgeted Cash Shortfall Advance remains outstanding after the Budgeted Cash Termination Date, the Borrower agrees to repay such principal first, from and to the extent of remaining funds in the Budgeted Cash Account and the Budgeted Cash Reserve Account and then on each Payment Date in equal consecutive monthly installments of $625,000 each (or such lesser amount as shall equal the outstanding balance thereof) (which amounts shall remain payable if not paid) until such principal is repaid in full, subject to Sections 2.06, 2.07 and 2.09 hereof. The principal amount of any Budgeted Cash Shortfall Advance may also be repaid from funds withdrawn from the Budgeted Cash Account in accordance with Section 3.01(q) of the Indenture. The principal amount of each Budgeted Cash Shortfall Advance shall be immediately due and payable in full upon the occurrence of a DSCR Failure, the issuance of a Default Notice or the Acceleration of the Notes, subject to Sections 2.06, 2.07 and 2.09 hereof.

Section 2.06. Repayments of Provider Advances

(a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Liquidity Facility Collateral Account and invested and withdrawn from the Liquidity Facility Collateral Account as set forth in Sections 3.14(c), 3.14(d), 3.14(f), and 3.14(i) of the Trust Indenture. Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Liquidity Facility Provider, on each Payment Date, commencing on the first Payment Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance, in the amounts and on the dates determined as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Liquidity Facility Collateral Account for the purpose of paying part or all of a Shortfall in accordance with Section 3.14(f) of the Trust Indenture (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an “Applied Downgrade Advance” and (z) in the case of a Non-Extension Advance, an “Applied Non-Extension Advance”) shall thereafter (subject to Section 2.06(b)) be treated as a Liquidity Facility Advance under this Agreement for purposes of determining the Applicable Liquidity Facility Rate for interest payable thereon and the dates on which such interest is payable; provided further, however, that if, following the making of a Provider Advance, the Liquidity Facility Provider delivers a Termination Notice to the Cash Manager pursuant to Section 6.01 or an Insolvency Proceeding occurs, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement solely for purposes of determining the Applicable Liquidity Facility Rate for interest payable thereon and the dates on which such interest is payable. Subject to Sections 2.07 and 2.09, immediately upon the withdrawal of any amounts from the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account on account of excess amounts in such account, as determined by and in accordance with Section 3.14(f)(ii) of the Trust Indenture, the Borrower agrees to repay or cause to be repaid to the Liquidity Facility Provider any Provider Advance in a principal amount equal to such reduction, plus interest on the principal amount prepaid as provided in Section 3.07.

(b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account of any amount pursuant to Section 3.09(a)(iv) of the Trust Indenture (any such amount being a “Replenishment Amount”) for the purpose of replenishing or increasing the balance thereof up to the Maximum Commitment at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as a

Liquidity Facility Advance for purposes of determining the Applicable Liquidity Facility Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount, and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

(c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.14(e) of the Trust Indenture, as provided in Section 3.14(f) of the Trust Indenture, amounts remaining on deposit in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account after giving effect to any Applied Provider Advance on the date of such replacement shall be reimbursed to the Liquidity Facility Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Facility Provider all amounts owing to it hereunder.

Section 2.07. Payments to the Liquidity Facility Provider Under the Trust Indenture. In order to provide for payment or repayment to the Liquidity Facility Provider of any amounts hereunder, the Trust Indenture provides that amounts available and referred to in Article III of the Trust Indenture, to the extent payable to the Liquidity Facility Provider pursuant to the terms of the Trust Indenture (including, without limitation, Section 3.14(f) of the Trust Indenture), shall be paid to the Liquidity Facility Provider in accordance with the terms thereof (but, for the avoidance of doubt, without duplication of or increase in any amounts payable hereunder). Amounts so paid to the Liquidity Facility Provider shall be applied by the Liquidity Facility Provider in the order of priority required by the applicable provisions of Article III of the Trust Indenture and shall discharge in full the corresponding obligations of the Borrower hereunder.

Section 2.08. Book Entries. The Liquidity Facility Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Facility Provider to maintain such account or accounts shall not affect the obligations of the Borrower and the Cash Manager in respect of such Advances.

Section 2.09. Payments from Available Funds Only. All payments to be made by the Borrower to the Liquidity Facility Provider under this Agreement shall be made only from the amounts on deposit in Accounts and the other property described in the Trust Indenture and the Security Trust Agreement and only to the extent that such Accounts and such other property shall have sufficient income or proceeds therefrom to enable the Cash Manager to make payments on behalf of the Borrower in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Trust Indenture. The Liquidity Facility Provider agrees that it will look solely to such amounts and property to the extent available for distribution to it as provided in the Trust Indenture and this Agreement and that the Borrower and the Cash Manager, in their respective individual capacities, are not personally liable to it for any amounts payable or liability under this Agreement. Amounts on deposit in the Liquidity Facility Reserve Account and the Budgeted Cash Reserve Account shall be available to the Cash Manager to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.14(f) of the Trust Indenture. Amounts on deposit in the Liquidity Facility Reserve Account constituting Provider Advances shall be promptly returned to the

Liquidity Facility Provider following the Termination Date (other than in the circumstances described in clauses (i), (iv) or (v) of the definition of Termination Date) until all amounts owed to the Liquidity Facility Provider hereunder have been paid in full, and the balance remaining in the Liquidity Facility Reserve Account shall be deposited by the Cash Manager into the Collections Account. Amounts on deposit in the Budgeted Cash Reserve Account constituting Unapplied Provider Advances shall be promptly returned to the Liquidity Facility Provider following the Budgeted Cash Termination Date until all amounts owed to the Liquidity Facility Provider hereunder have been paid in full and the balance thereof shall be deposited by the Cash Manager into the Collections Account. In the event that the assets of the Issuer and its Subsidiaries are insufficient, after payment of all other claims, if any, ranking in priority to the claims of the Liquidity Facility Provider hereunder, to pay in full such claims of the Liquidity Facility Provider, then the Liquidity Facility Provider shall have no further claim against the Issuer and its Subsidiaries in respect of any such unpaid amounts.

Section 2.10. Extension of the Expiry Date; Replacement Liquidity Facility; Non-Extension Advance. No earlier than the 60th day and no later than the 30th day prior to the then applicable Expiry Date, the Borrower or the Cash Manager shall make an Extension Request requesting that the Liquidity Facility Provider extend the Expiry Date to the earlier of (i) the date that is 15 days after the Final Maturity Date, and (ii) a date that is not more than 364 days from the then effective Expiry Date (unless the obligations of the Liquidity Facility Provider hereunder have been earlier terminated in accordance herewith). The Liquidity Facility Provider must accept or reject the Extension Request on or before the 10th day prior to the then applicable Expiry Date. The Liquidity Facility Provider is not required to agree to the Extension Request. If the Liquidity Facility Provider rejects the Extension Request, then the Liquidity Facility Provider may, at its option in accordance with Section 3.14(e)(i) of the Trust Indenture, arrange for a Replacement Liquidity Facility to replace this Agreement during the period no earlier than 35 days and no later than 10 days prior to the then applicable Expiry Date. In addition, the Liquidity Facility Provider may, at its option in accordance with Sections 3.14(e)(ii) and 3.14(e)(iii)(A) of the Trust Indenture, arrange for a Replacement Liquidity Facility to replace this Agreement at any time (regardless of whether a Downgrade Event or the Expiry Date has occurred). If a Replacement Liquidity Facility is provided at any time after the making of a Downgrade Advance or a Non-Extension Advance under the Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Liquidity Facility Collateral Account (with any accrued interest on such funds computed in accordance with Section 3.07) will be returned to the Liquidity Facility Provider being replaced. If the Liquidity Facility Provider neither agrees to the Extension Request contemplated by the first sentence of this Section 2.10 nor provides for a Replacement Liquidity Facility (whether or not the Cash Manager has in fact made such Extension Request), the Cash Manager (on behalf of the Borrower) shall immediately request a Non-Extension Advance in accordance with Section 2.02(b) hereof and Section 3.14(d) of the Trust Indenture.

Section 2.11. Use of Downgrade Advances and Non-Extension Advances. The proceeds of Non-Extension Advances and Downgrade Advances to the extent of the Available Amount will be held in the Liquidity Facility Reserve Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Facility Advances under the Liquidity Facility would be used. The proceeds of Non-Extension Advances and Downgrade Advances to the extent of the Available Budgeted

Cash Amount will be held in the Budgeted Cash Reserve Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Budgeted Cash Shortfall Advances under the Liquidity Facility would be used.

ARTICLE III

OBLIGATIONS OF THE BORROWER

Section 3.01. Increased Costs. If as a result of any Regulatory Change there shall be any increase by an amount reasonably deemed by the Liquidity Facility Provider to be material in the actual cost to the Liquidity Facility Provider of making, funding or maintaining any Advances or its obligation to make any such Advances or there shall be any reduction by an amount reasonably deemed by the Liquidity Facility Provider to be material in (x) its return on capital or equity or (y) the amount receivable by the Liquidity Facility Provider under this Agreement or the Trust Indenture in respect thereof, and in case of either such an increase or reduction, such event does not arise from the gross negligence or willful misconduct of the Liquidity Facility Provider, from its breach of any of its representations, warranties, covenants or agreements contained herein or from its failure to comply with any such Regulatory Change (any such increase or reduction being referred to herein as an “Increased Cost”), then the Borrower agrees, subject to Section 2.09, from time to time to pay to the Liquidity Facility Provider an amount equal to such Increased Cost within 10 Business Days after delivery to the Borrower and the Cash Manager of a certificate of an officer of the Liquidity Facility Provider describing in reasonable detail the event by reason of which it claims such Increased Cost and the basis for the determination of the amount of such Increased Cost; provided that, the Borrower shall be obligated to pay amounts only with respect to any Increased Costs accruing from the date 90 days prior to the date of delivery of such certificate. Such certificate, in the absence of manifest error, shall be considered prima facie evidence of the amount of the Increased Costs for purposes of this Agreement; provided that any determinations and allocations by the Liquidity Facility Provider of the effect of any Regulatory Change on the costs of maintaining the Advances are made on a reasonable basis. The Liquidity Facility Provider shall not be entitled to assert any claim under this Section 3.01 in respect of or attributable to Taxes (the indemnifications for which are set out solely in Section 3.03). The Liquidity Facility Provider will notify the Borrower as promptly as practicable of any event occurring after the date of this Agreement that will entitle the Liquidity Facility Provider to compensation under this Section 3.01. The Liquidity Facility Provider agrees to investigate all commercially reasonable alternatives for reducing any Increased Costs and to use all commercially reasonable efforts to avoid or reduce, to the greatest extent possible, any claim in respect of Increased Costs, including, without limitation, by designating a different Lending Office, if such designation or other action would avoid the need for, or reduce the amount of, any such claim; provided that the foregoing shall not obligate the Liquidity Facility Provider to take any action that would, in its reasonable judgment, cause the Liquidity Facility Provider to take any action that is not materially consistent with its internal policies or is otherwise materially disadvantageous to the Liquidity Facility Provider or that would cause the Liquidity Facility Provider to incur any material loss or cost, unless the Borrower agrees to reimburse or indemnify the Liquidity Facility Provider therefor. If no such designation or other action is effected, or, if effected, fails to avoid the need for any claim in respect of Increased Costs, the Borrower may arrange for a Replacement Liquidity Facility in accordance with Section 3.14(e) of the Trust Indenture.

Notwithstanding the foregoing provisions, in no event shall the Borrower be required to make payments under this Section 3.01: (a) in respect of any Regulatory Change proposed by any applicable governmental authority (including any branch of a legislature), central bank or comparable agency of the United States or the Liquidity Facility Provider’s jurisdiction of organization and pending as of the date of this Agreement (it being agreed that the consultative document issued by the Basel Committee on Banking Supervision entitled “The New Basel Capital Accord,” shall not be considered a Regulatory Change proposed or pending as of the date of this Agreement); (b) if a claim hereunder in respect of an Increased Cost arises through circumstances peculiar to the Liquidity Facility Provider and that do not affect similarly organized commercial banking institutions in the same jurisdiction generally that are in compliance with the law, rule, regulation or interpretation giving rise to the Regulatory Change relating to such Increased Cost; or (c) if the Liquidity Facility Provider shall fail to comply with its obligations under this Section 3.01.

Section 3.02. [Intentionally omitted]

Section 3.03. Withholding Taxes.

(a) All payments made by the Borrower under this Agreement shall be made without deduction or withholding for or on account of any Taxes, unless such deduction or withholding is required by law. If any Taxes are so required to be withheld or deducted from any amounts payable to the Liquidity Facility Provider under this Agreement, the Borrower shall deduct and pay to the relevant authorities the full amount so required to be deducted or withheld and, if such Taxes are Covered Taxes, subject to Section 2.09, pay to the Liquidity Facility Provider such additional amounts as shall be necessary to ensure that the net amount actually received by the Liquidity Facility Provider (after deduction or withholding of all Covered Taxes) shall be equal to the full amount that would have been received by the Liquidity Facility Provider had no withholding or deduction of Covered Taxes been required; provided, however, the Borrower shall not be required to pay any additional amount in respect of any Covered Tax unless such Covered Tax is imposed as a result of a change in law after the date hereof, or if such tax is imposed as a result of the failure of the Liquidity Facility Provider to fulfill its obligations under the succeeding paragraph. The Liquidity Facility Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Facility Provider, be otherwise materially disadvantageous to the Liquidity Facility Provider. If the Liquidity Facility Provider receives a refund of, or realizes a net Tax benefit not otherwise available to it as a result of, any Taxes for which additional amounts were paid by the Borrower pursuant to this Section 3.03, the Liquidity Facility Provider shall pay to the Borrower (for deposit into the Collections Account) the amount of such refund (and any interest thereon) or net benefit.

The Liquidity Facility Provider will (i) provide (on its behalf and on behalf of any participant holding a Participation pursuant to Section 7.08) to the Borrower such forms or documentation as may be necessary to establish an available exemption from withholding of Tax on payments hereunder (including an exemption under an applicable income tax treaty) so that such forms or documentation are effective for all periods during which it is the Liquidity Facility

Provider and (ii) provide timely notice to the Borrower if any such form or documentation is or becomes inaccurate. The Liquidity Facility Provider shall deliver to the Borrower such other forms or documents as may be reasonably requested by the Borrower or required by applicable law to establish that payments hereunder are exempt from or entitled to a reduced rate of Covered Taxes. The Liquidity Facility Provider agrees to take such actions as the Borrower shall reasonably request and as are consistent with applicable requirements of law to claim any available reductions or exemptions from Covered Taxes and to otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 3.03. The Liquidity Facility Provider further represents that it is a Qualifying Lender as of the Effective Date and will be a Qualifying Lender on each Payment Date thereafter. In the event the Liquidity Facility Provider grants a Participation, it agrees to provide to the Borrower a letter of representation from the intended participant providing that the participant is at that time and will be on each Payment Date a Qualifying Lender and including the name and address and the country of tax residence of the intended participant as well as an undertaking by the intended participant to notify the Borrower of any relevant changes in this information.

If the Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the Liquidity Facility Provider will cooperate with the Borrower in challenging such Tax at the Borrower’s expense and if requested by the Borrower in writing; provided, however, that the Liquidity Facility Provider will not be required to take any action hereunder which, in the reasonable discretion of the Liquidity Facility Provider, would cause the Liquidity Facility Provider or its applicable Lending Office to suffer a material economic, legal or regulatory disadvantage.

(b) All payments (including, without limitation, Advances) made by the Liquidity Facility Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Facility Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Liquidity Facility Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

If any exemption from, or reduction in the rate of, any Taxes required to be borne by the Liquidity Facility Provider under this Section 3.03(b) is reasonably available to the Borrower without providing any information regarding the holders or beneficial owners of the Class G-1 Notes, the Borrower shall deliver to the Liquidity Facility Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reductions (but without any requirement to provide any information regarding the holders or beneficial owners of the Class G-1 Notes) as the Liquidity Facility Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, such Taxes.

Section 3.04. Payments The Cash Manager shall make available, or shall cause to be made available, each payment to the Liquidity Facility Provider under this Agreement no later than 3:00 p.m. (New York time) on the day when due. The Cash Manager shall make all such payments in Dollars, to the Liquidity Facility Provider in immediately available funds, by wire transfer to the following account:

Beneficiary:	[__________]
Swift Code:	[__________]
US Correspondent:	[__________]
Swift Code:	[__________]
Account Number:	[__________]

Section 3.05. Computations. All computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 3.06. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

Section 3.07. Interest.

(a) Subject to Sections 2.07 and 2.09, the Borrower agrees to pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Liquidity Facility Advance or Final Advance from and including the date of such Liquidity Facility Advance or Final Advance and, in the case of any Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Liquidity Facility Collateral Account to pay the amounts set forth in Section 2.01) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the Liquidity Facility Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at the interest rate per annum for each day equal to the Applicable Liquidity Facility Rate (as defined below) for such Liquidity Facility Advance, Final Advance or Applied Provider Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law, provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then to the maximum extent permitted by applicable law any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the absolute amount of interest that would have accrued (without additional interest thereon) if such otherwise applicable interest rate as set forth in this Section 3.07 had at all relevant times been in effect.

(b) Except as provided in Sections 3.07(e) and 3.10 and clause (d) of the definition of “LIBOR Rate”, each Advance (other than an Unapplied Non-Extension Advance or an Unapplied Downgrade Advance) will be a LIBOR Advance.

(c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(d) [Intentionally omitted]

(e) Each Unapplied Non-Extension Advance and Unapplied Downgrade Advance will be invested by the Cash Manager in Permitted Account Investments. The Liquidity Facility Provider shall direct the Cash Manager’s investments in writing in Permitted Account Investments. Each Unapplied Non-Extension Advance and Unapplied Downgrade Advance will bear interest in an amount equal to the Investment Earnings on amounts deposited in the Liquidity Facility Reserve Account or the Budgeted Cash Reserve Account, as applicable. The Cash Manager will apply such Investment Earnings, calculated as of the applicable Calculation Date, to satisfy the Borrower’ interest payment obligations (payable in arrears on each Payment Date) to the Liquidity Facility Provider. Each outstanding Unapplied Non-Extension Advance and each outstanding Unapplied Downgrade Advance will continue to be subject to payment of the Liquidity Facility Non-Use Fee as if no Downgrade Advance or Non-Extension Advance is outstanding and, from and after the date, if any, on which such Downgrade Advance or Non-Extension Advance is converted into a Liquidity Facility Advance or a Final Advance (as described in Section 6.01 under “Liquidity Facility Events of Default”), will bear interest at a rate equal to the Liquidity Facility Interest Rate. On the Termination Date, the Borrower agrees, subject to Section 2.09, fully to repay any Downgrade Advance or Non-Extension Advance remaining outstanding, together with accrued interest to the Liquidity Facility Provider.

(f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Liquidity Facility Interest Rate for such Interest Period.

(g) The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the “Applicable Liquidity Facility Rate”.

Section 3.08. [Intentionally omitted]

Section 3.09. Funding Loss Indemnification. Subject to Section 2.09, the Borrower agrees to pay (or cause to be paid) to the Liquidity Facility Provider, upon the request of the

Liquidity Facility Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Facility Provider) to compensate it for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Facility Provider to fund or maintain any LIBOR Advance (but excluding loss of the Applicable Margin or anticipated profits) incurred as a result of:

(1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

(2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice delivered by the Cash Manager under Section 2.02.

Section 3.10. Illegality. Notwithstanding any other provision in this Agreement, if any change in any law, rule or regulation applicable to or binding on the Liquidity Facility Provider, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Facility Provider with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Facility Provider to maintain or fund its LIBOR Advances, then the Liquidity Facility Provider, after using all reasonable endeavors to make alternative arrangements satisfactory to the Borrower to meet its obligations as contemplated hereby, may give notice to the Borrower and the Cash Manager specifying: (a) the relevant change; (b) its effect upon the Liquidity Facility Provider; and (c) if the illegality or prohibition may be avoided by repayment of only part of the LIBOR Advance, then the amount of the LIBOR Advance required to be repaid for that purpose shall (subject to Section 2.09) be repaid without penalty, or if the illegality or prohibition cannot be avoided as aforesaid, declaring that the Liquidity Facility Provider’s obligations to permit further Advances under this Agreement up to the Available Amount (plus, if such date of determination occurs prior to the Budgeted Cash Termination Date, the Available Budgeted Cash Amount) shall be terminated forthwith provided that all sums already advanced to the Borrower shall continue to be repayable on the terms and in the manner provided in this Agreement. The Liquidity Facility Provider agrees to investigate all commercially reasonable alternatives for avoiding the need for such actions, including, without limitation, designating a different Lending Office; provided, that the foregoing shall not obligate the Liquidity Facility Provider to take any action that would, in its reasonable judgment, cause the Liquidity Facility Provider to incur any material loss or cost, unless the Borrower agrees to reimburse or indemnify the Liquidity Facility Provider therefor. If no such designation or other action is effected, or, if effected, fails to avoid the need for such actions, the Borrower may arrange for a Replacement Liquidity Facility in accordance with Section 3.14(e) of the Trust Indenture.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01. Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied (or waived by the appropriate party or parties):

(a) The Liquidity Facility Provider shall have received on or before the Closing Date each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Facility Provider:

(i) This Agreement and the Fee Letter duly executed on behalf of each of the parties thereto (other than the Liquidity Facility Provider);

(ii) The Trust Indenture duly executed on behalf of each of the parties thereto (other than the Liquidity Facility Provider);

(iii) Fully executed copies of each of the Related Documents that are to be executed and delivered on or before the Closing Date to the extent that such documents may be executed on or before the Closing Date (other than this Agreement and the Fee Letter);

(iv) A copy of the Offering Memorandum and specimen copies of the Class G-1 Notes; and

(v) An executed copy of each document, instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Trust Indenture and the other Related Documents (in the case of each such opinion either addressed to the Liquidity Facility Provider or accompanied by a letter addressed to the Liquidity Facility Provider from the counsel rendering such opinion to the effect that the Liquidity Facility Provider is entitled to rely on such opinion as if it were addressed to the Liquidity Facility Provider).

(b) On and as of the Effective Date no event shall have occurred and be continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Facility Event of Default.

(c) The Liquidity Facility Provider shall have received payment in full of the fees and other sums required to be paid to or for the account of the Liquidity Facility Provider on or prior to the Effective Date pursuant to the Fee Letter.

(d) All conditions precedent to the issuance of the Class G-1 Notes under the Trust Indenture shall have been satisfied or waived, all conditions precedent to the purchase of the Notes by the Initial Purchasers under the Note Purchase Agreement (other than the effectiveness of this Agreement) shall have been satisfied (unless any of such conditions precedent under the Note Purchase Agreement shall have been waived by the Initial Purchasers).

Section 4.02. Conditions Precedent to Borrowing. The obligation of the Liquidity Facility Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the time of such Borrowing, the Cash Manager shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement.

ARTICLE V

COVENANTS

Section 5.01. Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Facility Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Facility Provider hereunder, the Borrower will, unless the Liquidity Facility Provider shall otherwise consent in writing:

(a) Performance of Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the Trust Indenture and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the Trust Indenture.

(b) Reporting Requirements. Permit the Liquidity Facility Provider, upon reasonable notice, to inspect the Borrower’s books and records with respect to such transactions and to meet with the Cash Manager and other representatives of the Borrower to discuss such transactions contemplated by this Agreement and the Related Documents.

(c) Certain Related Documents. Furnish to the Liquidity Facility Provider with reasonable promptness, copies of such Related Documents entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Facility Provider.

Section 5.02. [Reserved]

Section 5.03. Covenants Regarding Notices. Promptly following any time that (x) the Class G-1 Notes have been paid in full (or provision has been made for such payment in accordance with the Trust Indenture (y) the Trust Indenture has been terminated with respect to all of the Class G-1 Notes issued thereunder as contemplated by Section 11.01(a) of the Trust Indenture, or (z) the Class G-1 Notes are otherwise no longer entitled to the benefits of this Agreement, the Cash Manager shall deliver to the Liquidity Facility Provider the certificate referred to in clause (ii) of the definition of Termination Date. Promptly following any time that a Replacement Liquidity Facility has been substituted for this Agreement pursuant to Section 3.14(e) of the Trust Indenture, the Cash Manager shall deliver to the Liquidity Facility Provider the certificate referred to in clause (iii) of the definition of Termination Date.

ARTICLE VI

LIQUIDITY FACILITY EVENTS OF DEFAULT

Section 6.01. Liquidity Facility Events of Default. If (a) any Liquidity Facility Event of Default has occurred and is continuing, the Liquidity Facility Provider may, in its discretion, deliver to the Cash Manager a Termination Notice, or (b) an Insolvency Proceeding occurs, (i) this Agreement shall expire at the close of business on the fifth Business Day after the earlier of (A) the date on which such Termination Notice is received by the Cash Manager, and (B) the date the Insolvency Proceeding occurs, (ii) the Cash Manager shall promptly request, and the

Liquidity Facility Provider shall promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.14(i) of the Trust Indenture, (iii) all other outstanding Advances shall be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Facility Rate for interest payable thereon and (iv) subject to Sections 2.07 and 2.09, all Advances, any accrued interest thereon and any other amounts outstanding hereunder shall become immediately due and payable to the Liquidity Facility Provider.

ARTICLE VII

MISCELLANEOUS

Section 7.01. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Borrower, the Cash Manager, the Liquidity Facility Provider, the Liquidity Guarantor and any other Person whose consent is required pursuant to this Agreement. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 7.02. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by registered or certified mail, courier service or facsimile, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

If to the Borrower, to:

Genesis Funding Limited
Clarendon House
2 Church Street
Hamilton, HM11
Bermuda
Attention:	[__________]
Telephone:	[__________]
Fax:	[__________]

If to the Cash Manager, to:

Deutsche Bank Trust Company Americas

[__________]

[__________]

Attention:	[__________]
Telephone:	[__________]
Fax:	[__________]

If to the Liquidity Facility Provider, to:

PK AirFinance US, Inc.

400 Madison Avenue, Suite 9C

New York, NY 10017

Attention: First Vice President

Fax:         212-397-9393

Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 7.02.

Section 7.03. No Waiver; Remedies. No failure on the part of the Liquidity Facility Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.04. Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Facility Provider such additional assignments, agreements, powers and instruments as the Liquidity Facility Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Related Documents or to better assure and confirm unto the Liquidity Facility Provider its rights, powers and remedies hereunder and under the other Related Documents.

Section 7.05. Indemnification; Survival of Certain Provisions. The Liquidity Facility Provider shall be indemnified hereunder to the extent and in the manner described in the Trust Indenture. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless each Liquidity Facility Indemnitee from and against all Disbursements of any kind or nature whatsoever that may be imposed on or incurred by such Liquidity Facility Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, any action, suit or proceeding by any third party against such Liquidity Facility Indemnitee and relating to this Agreement, the Fee Letter, the Trust Indenture or any Related Document and, solely with respect to the initial Liquidity Facility Provider originally a signatory hereto, the Offering Memorandum; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Facility Indemnitee in respect of any Disbursement of such Liquidity Facility Indemnitee to the extent such Disbursement is (i) attributable to the gross negligence or willful misconduct of such Liquidity Facility Indemnitee or any other Liquidity Facility Indemnitee, (ii) an ordinary and usual operating overhead expense, or (iii) attributable to the failure by such Liquidity Facility Indemnitee or any other Liquidity Facility Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Trust Indenture, the Fee Letter or any other Related Document to which it is a party. The provisions of Sections 3.01, 3.03, 3.09, 7.05 and 7.07 and the right to indemnification under the Trust Indenture shall survive the termination of this Agreement.

Section 7.06. Liability of the Liquidity Facility Provider.

(a) No Liquidity Facility Indemnitee shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Facility Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Facility Provider, and the Liquidity Facility Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower that are the result of (A) the Liquidity Facility Provider’s willful misconduct or gross negligence in determining whether documents presented hereunder comply with the terms hereof or (B) any breach by the Liquidity Facility Provider of any of the terms of this Agreement or a Trust Indenture, including, but not limited to, the Liquidity Facility Provider’s failure to make lawful payment hereunder after the delivery to it by the Cash Manager of a Notice of Borrowing complying with the terms and conditions hereof.

(b) Neither the Liquidity Facility Provider nor any of its officers, employees or directors or affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Facility Provider’s potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

Section 7.07. Certain Costs and Disbursements. Subject to Section 2.09, the Borrower agrees promptly to pay, or cause to be paid, (a) the reasonable fees, expenses and disbursements of Clifford Chance US LLP, special counsel for the Liquidity Facility Provider, in connection with the preparation, negotiation, execution, delivery, filing and recording of the Related Documents, any waiver or consent hereunder or any amendment thereof and (b) if a Liquidity Facility Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Liquidity Facility Provider, including reasonable fees and disbursements of counsel, in connection with such Liquidity Facility Event of Default and any collection, bankruptcy, insolvency and other enforcement proceedings in connection therewith. In addition, the Borrower agrees to pay (or cause to be paid) any and all recording, stamp and other similar taxes and fees payable or determined to be payable in the United States in connection with the execution, delivery, filing and recording of this Agreement, any other Related Document and such other documents, and agrees to save the Liquidity Facility Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

Section 7.08. Binding Effect; Participations; Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Cash Manager and the Liquidity Facility Provider and their respective successors and permitted assigns, except that neither the Cash Manager, the Liquidity Facility Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by the Security Trust Agreement) the Borrower shall have the right to assign, pledge or otherwise transfer its rights or obligations hereunder or any interest herein, subject to (i) the Liquidity Facility Provider’s right to assign all of its rights and obligations hereunder to a Qualifying Lender that qualifies as an Eligible Provider (with written notification of such assignment to the Rating Agencies and the Policy Provider) and (ii) the Liquidity Facility Provider’s right to grant Participations pursuant to Section 7.08(b). Following any assignment in accordance with the provisions hereof and the last paragraph of Section 3.14(e) of the Indenture, the assignee Liquidity Facility Provider shall be deemed to be the “Initial Liquidity Facility Provider” for all purposes of the Related Documents and upon the effectiveness of such assignment, the Liquidity Guaranty shall automatically terminate with respect to all obligations assumed by such assignee (other than with respect to a claim theretofore asserted).

(b) The Liquidity Facility Provider agrees that it will not grant any participation (including, without limitation, a “risk participation”) (any such participation, a “Participation”) in or to all or a portion of its rights and obligations hereunder or under the other Related Documents, unless all of the following conditions are satisfied: (i) such Participation is to a Permitted Participant, (ii) such Participation is made in accordance with all applicable laws, including, without limitation, the Securities Act, the TIA, and any other applicable laws relating to the transfer of similar interests and (iii) such Participation shall not be made under circumstances that require registration under the Securities Act, or qualification of any indenture under the TIA. Notwithstanding any such Participation, the Liquidity Facility Provider agrees that (1) the Liquidity Facility Provider’s obligations under the Related Documents shall remain unchanged, and such participant shall have no rights or benefits as against the Borrower or under any Related Document, (2) the Liquidity Facility Provider shall remain solely responsible to the other parties to the Related Documents for the performance of such obligations, (3) the Liquidity Facility Provider shall remain the maker of any Advances, and the other parties to the Related Documents shall continue to deal solely and directly with the Liquidity Facility Provider in connection with the Advances and the Liquidity Facility Provider’s rights and obligations under the Related Documents, (4) the Liquidity Facility Provider shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such Participation and shall hold and indemnify the Borrower and its successors, permitted assigns, affiliates, agents and servants harmless against the same and (5) the Borrower shall not be required to pay to the Liquidity Facility Provider any amount under Section 3.01 or Section 3.03 greater than it would have been required to pay had there not been any grant of a Participation by the Liquidity Facility Provider. The Liquidity Facility Provider may, in connection with any Participation or proposed Participation pursuant to this Section 7.08(b), disclose to the Permitted Participant or proposed Permitted Participant any information relating to the Related Documents or to the parties thereto furnished to the Liquidity Facility Provider hereunder or in connection therewith and permitted to be disclosed by the Liquidity Facility Provider; provided, however, that prior to any such disclosure, the Permitted Participant or proposed Permitted Participant shall agree in writing for the express benefit of the Borrower to preserve the confidentiality of any confidential information included therein (subject to customary exceptions).

(c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Facility Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Cash Manager to the Liquidity Facility Provider in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Facility Provider from its obligations hereunder.

Section 7.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.10. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.11. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

(b) THE BORROWER, THE CASH MANAGER AND THE LIQUIDITY FACILITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower, the Cash Manager and the Liquidity Facility Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.12. Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.

Section 7.13. Entirety. This Agreement, the Fee Letter and a Trust Indenture constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of such parties.

Section 7.14. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.15. Third Party Beneficiary. The parties hereto acknowledge that the Policy Provider is a third party beneficiary to this Agreement.

Section 7.16. Cash Manager. For the avoidance of doubt, the parties hereto agree that Deutsche Bank Trust Company Americas is entering into this Agreement solely in its capacity as Cash Manager, is not guaranteeing the obligations of the Borrower under this Agreement, the Trust Indenture or other Related Documents and is entitled to the rights and immunities, and the indemnities from the Borrower, and is otherwise subject to the provisions, set forth in the Cash Management Agreement, as if such rights, immunities, indemnities from the Borrower and provisions were set forth herein.

Section 7.17. Compliance with Applicable Anti-Terrorism and Money-Laundering Regulations. In order to comply with Applicable Law, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with such Applicable Law.

Section 7.18. Liquidity Facility Provider’s Obligation to Make Advances. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY FACILITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE CASH MANAGER’S RIGHTS TO DELIVER NOTICES OF BORROWING ON BEHALF OF THE BORROWER REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

GENESIS FUNDING LIMITED, as Borrower
By:
Name: Title:

PK AIRFINANCE US, INC., as Liquidity Facility Provider
By:
Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Cash Manager
By:
Name: Title:

By:
Name: Title:

ANNEX I to

REVOLVING CREDIT AGREEMENT

FACILITY ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned Cash Manager (the “Cash Manager”), hereby certifies on behalf of Genesis Funding Limited (the “Borrower”), to PK AirFinance US, Inc. (the “Liquidity Facility Provider”), with reference to the Revolving Credit Agreement dated as of [__________], 2006, among the Borrower, the Cash Manager and the Liquidity Facility Provider (as amended from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Cash Manager is delivering this Notice of Borrowing for the making of a Facility Advance by the Liquidity Facility Provider to be used for (i) a Liquidity Facility Interest Class G Shortfall, (ii) a Required Expenses Shortfall, and/or (iii) a Senior Hedge Payments Shortfall the payment of which is payable on __________, _____ in accordance with the terms and provisions of the Trust Indenture and the Class G-1 Notes, which Advance is requested to be made on __________, _____. The Facility Advance should be remitted to the Initial Liquidity Payment Account the details of which are [insert wire and account details].

(2) The amount of the Facility Advance requested hereby (i) is $___________.__, to be applied in respect of funding the Liquidity Facility Collateral Account in accordance with Section 3.14(b) and (f) of the Trust Indenture, (ii) does not include any amount with respect to the payment of the principal of, Redemption Premium on, or breakage costs with respect to, the Class G-1 Notes, (iii) was computed in accordance with the provisions of the Class G-1 Notes, the Trust Indenture (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Available Amount on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(3) Upon receipt by the Cash Manager of the amount requested hereby, (a) the Cash Manager will apply the same in accordance with the terms of Section 3.14(b) of the Trust Indenture, (b) no portion of such amount shall be applied by the Cash Manager for any other purpose, and (c) no portion of such amount until so applied shall be commingled with other funds held by the Cash Manager.

The Cash Manager hereby acknowledges that, pursuant to the Credit Agreement, the making of the Facility Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Credit Agreement, the Available Amount by an amount equal to the amount of the Facility Advance requested to be made hereby as set forth in clause (i) of paragraph (2) of this Notice of Borrowing and such

I-1

reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

IN WITNESS WHEREOF, the Cash Manager has executed and delivered this Notice of Borrowing as of the _____ day of ________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Cash Manager

By:
Name: Title:

By:
Name: Title:

SCHEDULE I TO FACILITY ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Facility Advance Notice of Borrowing]

I-3

ANNEX II to

REVOLVING CREDIT AGREEMENT

BUDGETED CASH SHORTFALL ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned Cash Manager (the “Cash Manager”), hereby certifies on behalf of Genesis Funding Limited (the “Borrower”), to PK AirFinance US, Inc. (the “Liquidity Facility Provider”), with reference to the Revolving Credit Agreement dated as of [__________], 2006, among the Borrower, the Cash Manager and the Liquidity Facility Provider (as amended from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Cash Manager is delivering this Notice of Borrowing for the making of a Budgeted Cash Shortfall Advance by the Liquidity Facility Provider to be used for a Budgeted Cash Shortfall the payment of which is payable on __________, _____ in accordance with the terms and provisions of the Trust Indenture and the Class G-1 Notes, which Advance is requested to be made on __________, _____. The Budgeted Cash Shortfall Advance should be remitted to the Budgeted Cash Account the details of which are [insert wire and account details].

(2) The amount of the Budgeted Cash Shortfall Advance requested hereby (i) is $___________.__, to be applied in respect of funding the Budgeted Cash Account in accordance with Section 3.14(b) of the Trust Indenture, (ii) does not include any amount with respect to the payment of the principal of, Redemption Premium on, or breakage costs with respect to, the Class G-1 Notes, (iii) was computed in accordance with the provisions of the Class G-1 Notes, the Trust Indenture (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Available Budgeted Cash Amount on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(3) Upon receipt by the Cash Manager of the amount requested hereby, (a) the Cash Manager will apply the same in accordance with the terms of Section 3.14(b) of the Trust Indenture, (b) no portion of such amount shall be applied by the Cash Manager for any other purpose, and (c) no portion of such amount until so applied shall be commingled with other funds held by the Cash Manager.

The Cash Manager hereby acknowledges that, pursuant to the Credit Agreement, the making of the Budgeted Cash Shortfall Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Credit Agreement, the Available Budgeted Cash Amount by an amount equal to the amount of the Budgeted Cash Shortfall Advance requested to be made hereby as set forth in clause (i) of paragraph (2) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Budgeted Cash Shortfall Advance.

IN WITNESS WHEREOF, the Cash Manager has executed and delivered this Notice of Borrowing as of the _____ day of ________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Cash Manager

By:
Name: Title:

By:
Name: Title:

SCHEDULE I TO BUDGETED CASH SHORTFALL ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Budgeted Cash Shortfall Advance Notice of Borrowing]

ANNEX III to

REVOLVING CREDIT AGREEMENT

NON-EXTENSION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned Cash Manager (the “Cash Manager”), hereby certifies on behalf of Genesis Funding Limited (the “Borrower”), to PK AirFinance US, Inc. (the “Liquidity Facility Provider”), with reference to the Revolving Credit Agreement dated as of [__________], 2006, among the Borrower, the Cash Manager and the Liquidity Facility Provider (as amended from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Cash Manager is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Facility Provider to be used for the funding of the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* in accordance with Section 3.14(d) of the Trust Indenture, which Advance is requested to be made on __________, _____. The Non-Extension Advance should be remitted to the Liquidity Facility Reserve Account, the details of which are [insert wire and account details] [to the extent of the Available Amount, and to the Budgeted Cash Reserve Account, the details of which are [insert wire and account details] to the extent of the Available Budgeted Cash Amount, in each case as set forth below].*

(2) The amount of the Non-Extension Advance requested hereby (i) is [$___________.__, which equals the sum of]* $___________.__, which equals the Available Amount [and $___________.__, which equals the Available Budgeted Cash Amount]* on the date hereof and is to be applied in respect of the funding of the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* in accordance with Section 3.14(d) of the Trust Indenture, (ii) does not include any amount with respect to the payment of the principal of, Redemption Premium on, or breakage costs with respect to, the Class G-1 Notes, (iii) was computed in accordance with the provisions of the Class G-1 Notes and the Trust Indenture (a copy of which computation is attached hereto as Schedule I) and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Credit Agreement.

(3) Upon receipt by the Cash Manager of the amount requested hereby, (a) the Cash Manager will deposit such amount in the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]1 and apply the same in accordance with the terms of Section 3.14(f) of the Trust Indenture, (b) no portion of such amount shall be applied by the Cash Manager

______________

*	Insert if on or prior to the second anniversary of the Initial Closing Date.

III-1

for any other purpose, and (c) no portion of such amount until so applied shall be commingled with other funds held by the Cash Manager.

The Cash Manager hereby acknowledges that, pursuant to the Credit Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Facility Provider to make further Advances under the Credit Agreement and (B) following the making by the Liquidity Facility Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Cash Manager shall not be entitled to request any further Advances under the Credit Agreement.

IN WITNESS WHEREOF, the Cash Manager has executed and delivered this Notice of Borrowing as of _____ the day of ________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Cash Manager

By:
Name: Title:

By:
Name: Title:

III-2

SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

[Insert Copy of computations in accordance with Non-Extension Advance Notice of Borrowing]

III-3

ANNEX IV to
REVOLVING CREDIT AGREEMENT

DOWNGRADE ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned Cash Manager (the “Cash Manager”), hereby certifies on behalf of Genesis Funding Limited (the “Borrower”), to PK AirFinance US, Inc. (the “Liquidity Facility Provider”), with reference to the Revolving Credit Agreement dated as of [__________], 2006, among the Borrower, the Cash Manager and the Liquidity Facility Provider (as amended from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Cash Manager is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Facility Provider to be used for the funding of the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* in accordance with Section 3.14(c) of the Trust Indenture by reason of a Downgrade Event, which Advance is requested to be made on __________, _____. The Downgrade Advance should be remitted to the Liquidity Facility Reserve Account, the details of which are [insert wire and account details] [to the extent of the Available Amount, and to the Budgeted Cash Reserve Account, the details of which are [insert wire and account details] to the extent of the Available Budgeted Cash Amount, in each case as set forth below].*

(2) The amount of the Downgrade Advance requested hereby (i) is [$___________.__, which equals the sum of]* $___________.__, which equals the Available Amount [and $___________.__, which equals the Available Budgeted Cash Amount]* on the date hereof and is to be applied in respect of the funding of the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* in accordance with Section 3.14(c) of the Trust Indenture, (ii) does not include any amount with respect to the payment of the principal of, Redemption Premium on, or breakage costs with respect to, the Class G-1 Notes, (iii) was computed in accordance with the provisions of the Class G-1 Notes and the Trust Indenture (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Credit Agreement.

(3) Upon receipt by the Cash Manager of the amount requested hereby, (a) the Cash Manager will deposit such amount in the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* and apply the same in accordance with the terms of Section 3.14(f) of the Trust Indenture, (b) no portion of such amount shall be applied by the Cash Manager

______________

*	Insert if prior to the Budgeted Cash Termination Date.

for any other purpose, and (c) no portion of such amount until so applied shall be commingled with other funds held by the Cash Manager.

The Cash Manager hereby acknowledges that, pursuant to the Credit Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Facility Provider to make further Advances under the Credit Agreement, and (B) following the making by the Liquidity Facility Provider of the Downgrade Advance requested by this Notice of Borrowing, the Cash Manager shall not be entitled to request any further Advances under the Credit Agreement.

IN WITNESS WHEREOF, the Cash Manager has executed and delivered this Notice of Borrowing as of the _____ day of _______________.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Cash Manager

By:
Name: Title:

By:
Name: Title:

SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

[Insert Copy of computations in accordance with Downgrade Advance Notice of Borrowing]

ANNEX V to

REVOLVING CREDIT AGREEMENT

FINAL ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned Cash Manager (the “Cash Manager”), hereby certifies on behalf of Genesis Funding Limited (the “Borrower”), to PK AirFinance US, Inc. (the “Liquidity Facility Provider”), with reference to the Revolving Credit Agreement dated as of [__________], 2006, among the Borrower, the Cash Manager and the Liquidity Facility Provider (as amended from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Cash Manager is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Facility Provider to be used for the funding of the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* in accordance with Section 3.14(i) of the Trust Indenture by reason of the receipt by the Cash Manager of a Termination Notice from the Liquidity Facility Provider with respect to the Credit Agreement, which Advance is requested to be made on ____________, _____. The Final Advance should be remitted to the Liquidity Facility Reserve Account, the details of which are [insert wire and account details] [to the extent of the Available Amount, and to the Budgeted Cash Reserve Account, the details of which are [insert wire and account details] to the extent of the Available Budgeted Cash Amount, in each case as set forth below].*

(2) The amount of the Final Advance requested hereby (i) is [$___________.__, which equals the sum of]* $___________.__, which equals the Available Amount [and $___________.__, which equals the Available Budgeted Cash Amount]* on the date hereof and is to be applied in respect of the funding of the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* in accordance with Section 3.14(i) of the Trust Indenture, (ii) does not include any amount with respect to the payment of principal of, Redemption Premium on, or breakage costs with respect to, the Class G-1 Notes, (iii) was computed in accordance with the provisions of the Class G-1 Notes and the Trust Indenture (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(3) Upon receipt by the Cash Manager of the amount requested hereby, (a) the Cash Manager will deposit such amount in the Liquidity Facility Reserve Account [and the Budgeted Cash Reserve Account, as applicable,]* and apply the same in accordance with the terms of Section 3.14(f) of the Trust

______________

*	Insert if prior to the Budgeted Cash Termination Date.

Indenture, (b) no portion of such amount shall be applied by the Cash Manager for any other purpose, and (c) no portion of such amount until so applied shall be commingled with other funds held by the Cash Manager.

The Cash Manager hereby acknowledges that, pursuant to the Credit Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Facility Provider to make further Advances under the Credit Agreement and (B) following the making by the Liquidity Facility Provider of the Final Advance requested by this Notice of Borrowing, the Cash Manager shall not be entitled to request any further Advances under the Credit Agreement.

IN WITNESS WHEREOF, the Cash Manager has executed and delivered this Notice of Borrowing as of the _____ day of _____________.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Cash Manager

By:
Name: Title:

By:
Name: Title:

SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Final Advance Notice of Borrowing]

ANNEX VI to

REVOLVING CREDIT AGREEMENT

NOTICE OF TERMINATION

                                           [Date]

Deutsche Bank Trust Company Americas

[__________]

[__________]

Attention: [__________]

Re:

Revolving Credit Agreement dated as of [__________], 2006, among Genesis Funding Limited, as Borrower, Deutsche Bank Trust Company Americas, as Cash Manager, and PK AirFinance US, Inc., as Liquidity Facility Provider (the “Credit Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01 of the Credit Agreement, by reason of the occurrence and continuance of a Liquidity Facility Event of Default (as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Credit Agreement to terminate at the close of business on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Credit Agreement pursuant to Section 3.14(i) of the Trust Indenture (as defined in the Credit Agreement) as a consequence of your receipt of this notice.

THIS NOTICE IS THE “NOTICE OF TERMINATION” PROVIDED FOR UNDER THE CREDIT AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE CREDIT AGREEMENT WILL TERMINATE AT THE CLOSE OF BUSINESS ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

[PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,
PK AIRFINANCE US, INC., as Liquidity Facility Provider

By:
Name: Title:

cc: Genesis Funding Limited

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